Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-139369) of our report dated March 29, 2007 relating to our audits of the consolidated financial statements and financial statement schedule of Double-Take Software, Inc. (Formerly NSI Software, Inc.) as of December 31, 2006, which are included in the Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ EISNER LLP

New York, New York
March 29, 2007